UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 22, 2018

VITAXEL GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-201365	30-0803939
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Wisma Ho Wah Genting, No. 35 Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia	N/A
(Address of principal executive offices)	(Zip Code)

603.2143.2889

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (this “Amendment”) is being filed to amend and restate in its entirety Item 2.01 of our Current Report on Form 8-K for the event dated January 22, 2018 as originally filed with SEC on January 22, 2018 (the “Original Form 8-K”).

Except as described above, this Amendment does not modify or update the disclosures presented in, or exhibits to, the Original Form 8-K in any way. Those sections of the Original Form 8-K that are unaffected by the Amendment are not included herein. This Amendment continues to speak as of the date of the Original Form 8-K. Furthermore, this Amendment does not reflect events occurring after the dates of the Original Form 8-K. Accordingly, this Amendment should be read in conjunction with the Original Form 8-K, and with our subsequent filings with the SEC.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Vitaxel Group Limited (the “Registrant”), a Nevada corporation, entered into a Share Sale Agreement (the “Agreement”) effective December 15, 2017 with Lim Hui Sing and Leong Yee Ming (together, the “Sellers”) and Vitaxel Sdn. Bhd., a wholly-owned subsidiary of the Registrant (the “Purchaser”), as previously described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2017. Pursuant to the terms of the Agreement, the Sellers will sell to the Purchaser all their shares in Grande Legacy Inc., a British Virgin Islands company (“Grande Legacy”), so that the Registrant shall become the indirect owner of all of the issued and outstanding shares of the capital stock of Grande Legacy. In consideration for such sale, the Registrant shall issue to each of the Sellers 37,500,000 shares of the Registrant’s common stock (“Consideration Shares”).

On January 3, 2018 the parties to the Agreement executed and delivered an amendment (the “Amendment”) to the Agreement which provided that the acquisition of Grande Legacy shall close upon the completion of the financial statements of Grande Legacy being audited and upon issuance of the Consideration Shares. The Amendment also provides that the 75,000,000 shares to be issued to the Sellers will be issued within 30 days of the shareholders of the Registrant approving the amendment to the Articles of Incorporation of the Registrant increasing the number of shares that the Registrant is authorized to issue to a number sufficient to issue such Consideration Shares. Registrant has yet to obtain such approval. Although the audited financial statements of Grande Legacy were delivered on January 22, 2018, the acquisition of Grande Legacy is not yet consummated as of the date hereof.

When the Consideration Shares are issued to the Sellers, said shares will represent approximately 58.1% of the issued and outstanding share capital of the Registrant.

Description of Grande Legacy

Grande Legacy was incorporated in the British Virgin Islands on March 11, 2008 under the name Better Self Inc. It was originally in the business of providing consultancy services. Better Self Inc. changed its name to its current one on November 14, 2014. Since executing the license agreement with the Registrant described below, the company has been in the e-commerce multi-level marketing business.

Leong Yee Ming, the current principal executive officer and a director of the Registrant, is one of the two shareholders of Grande Legacy. The other 50% shareholder of Grande Legacy, Lim Hui Sing, is the brother of the president of the Registrant, Dato Lim Hui Boon.

Grande Legacy originally was established to provide consultancy services to companies that desired to expand their business overseas by assisting in establishing offices, hiring employees, drafting business plans and conducting business in overseas markets for their clients. Grand Legacy was also prepared to recommend to its clients the necessary professional parties to assist in this area. In conducting its business, Grande Legacy provided comprehensive recommendations to its clients on various methods to enter into new territories. Typically, these recommendations and preparation would take from six to nine months.

On January 5, 2017, Grande Legacy executed a License Agreement with the Registrant pursuant to which the Registrant granted Grande Legacy an exclusive license to operate a direct selling, multi-level marketing platform offering travel, entertainment, lifestyle and other products and services. In exchange for the license to use the website, including its online shopping platform, of the Registrant, Grande Legacy can utilize its own marketing strategies to promote its business.

After January 5, 2022, Grande Legacy is obligated to pay Vitaxel, every three months, 55% of the gross revenue it receives minus operating expenses.

With the agreement Grande Legacy is now responsible to promote the business to new markets such as United State of America, South Korea, Japan and any other country which the Registrant approves.

The business office of Grand Legacy is situated in Kuala Lumpur, Malaysia. The company recruits and trains team leaders to sell products offered on its website. Team members are recruited based on their experience and previous achievement. These team leaders can be situated in any country and each country may have a few team leaders. This is to ensure that Grande Legacy does not rely on a small number of team leaders to generate revenue for the Company. Grande Legacy does not pay salaries to the team leaders, as their compensation is based solely on commission and any bonuses management of Grande Legacy awards in its discretion as a result of the revenue generated.

Grande Legacy acquires the travel and entertainment packages which it offers through third parties. Such vendors do not charge Grande Legacy for promotional expenses until a member purchases a package at which time the cost associated with such package is charged to Grande Legacy.

Leong Yee Ming, the current principal executive officer and a director of the Registrant, is one of the two shareholders of Grande Legacy. The other 50% shareholder of Grande Legacy, Lim Hui Sing, is the brother of the president of the Registrant. In addition to the license arrangement between the Registrant and Grande Legacy described above, Grande Legacy uses the credit card portal of Vitaxel Snd Bhd., a subsidiary of the Registrant. In addition, Dato’ Lim Hui Boon, a related party to a director of Grande Legacy (Lim Hui Sing) is also the President of the Registrant and Ho Wah Genting Group Ltd. As of December 31, 2017 and December 31, 2016, the amount due to the Dato’ Lim Hui Boon was $40,491 and $nil, respectively. Currently there are no amounts owed. Grande Legacy has also made advance payments to Ho Wah Genting Sdn Berhad for marketing and campaign purposes. The amounts are unsecured, interest-free and repayable on demand.

The consideration being paid by the Registrant for the acquisition of all the issued and outstanding stock of Grande Legacy (75,000,000 shares of the Registrant) was determined by comparing the price/earnings ratio with respect to other multi-level marketing companies listed in Malaysia and in the United States.

For all the terms and conditions of the Amendment and the License Agreement, reference is hereby made to such agreements annexed to the Original 8-K as Exhibits 10.13 and 10.14, respectively. All statements made herein concerning the foregoing agreements are qualified by reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAXEL GROUP LIMITED

Date: June 11, 2018	By:	/s/ Leong Yee Ming
	Name:	Leong Yee Ming
	Title:	Chief Executive Officer